Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS FIRST QUARTER 2013 RESULTS

RALEIGH, NC - May 8, 2013, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies located throughout the United States, today announced its financial results for the first quarter of 2013.

Highlights

•	Total Investment Portfolio at Fair Value: $715.5 million

•	Total Net Assets (Equity): $422.3 million

•	Net Asset Value Per Share (Book Value): $15.32

•	Weighted Average Yield on Debt Investments: 14.8%

•	Efficiency Ratio (G&A Expenses/Total Investment Income): 16.8%

•	Investment Portfolio Activity for the Quarter Ended March 31, 2013

•	Cost of investments made during the period: $10.3 million

•	Principal repayments during the period: $7.8 million

•	Proceeds related to the sale of equity investments during the period: $1.5 million

•	Financial Results for the Quarter Ended March 31, 2013

•	Total investment income: $24.5 million

•	Net investment income: $15.2 million

•	Net investment income per share: $0.56

•	Dividends paid per share: $0.54

•	Net realized gains: $1.9 million

•	Net increase in net assets resulting from operations: $18.4 million

•	Net increase in net assets resulting from operations per share: $0.67

In commenting on the Company's results, Garland S. Tucker, III, President and Chief Executive Officer, stated, “We are pleased that in many ways the first quarter of 2013 represented a continuation of the positive trends we experienced during 2012. Our first quarter dividend increase was supported by a significant amount of new investment activity which took place during the last two weeks of 2012, coupled with additional investment activity in existing portfolio companies during the early part of 2013. Our portfolio credit quality remains excellent and at this point we believe our target market will continue to provide attractive investment opportunities over the balance of 2013 and well into 2014.”

First Quarter 2013 Results

Total investment income during the first quarter of 2013 was $24.5 million, compared to total investment income of $19.1 million for the first quarter of 2012, representing an increase of 28.0%. This increase was primarily attributable to an increase in total loan interest, fee and dividend income, as well as an increase in PIK interest income. Non-recurring fee income was $0.5 million for the three months ended March 31, 2013 as compared to $0.4 million for the three months ended March 31, 2012.

Net investment income during the first quarter of 2013 was $15.2 million, compared to net investment income of $12.2 million for the first quarter of 2012, representing an increase of 24.9%. The Company's net investment income per share during the first quarter of 2013 was $0.56 based on a weighted average share count of 27.4 million as compared to $0.49 per share during the first quarter of 2012, based on a weighted average share count of 25.1 million.

The Company's net increase in net assets resulting from operations was $18.4 million during the first quarter of 2013, as compared to a net increase in net assets resulting from operations of $12.6 million during the first quarter of 2012. The Company's net increase in net assets resulting from operations was $0.67 per share during the first quarter of 2013 based on a weighted average share count of 27.4 million, as compared to a net increase in net assets resulting from operations of $0.50 per share during the first quarter of 2012, based on a weighted average share count of 25.1 million.

The Company's net asset value, or NAV, per share at March 31, 2013, was $15.32 as compared to $15.30 per share at December 31, 2012. As of March 31, 2013, the Company's weighted average yield on its outstanding, currently yielding, debt investments was approximately 14.8%.

Liquidity and Capital Resources

Commenting on the Company's liquidity position, Steven C. Lilly, Chief Financial Officer, stated, “Many of the decisions we made during 2012 with regard to our capital structure are benefitting us today as we enjoy very attractively priced liquidity in excess of $230 million. Our liquidity is comprised of a balanced mix of cash on hand, SBA debentures, and our senior credit facility and, in total, equates to approximately one-third of the value of our current investment portfolio.”

At March 31, 2013, the Company had cash and cash equivalents totaling $37.0 million, and no borrowings outstanding under its $165.0 million senior credit facility.

During the first quarter of 2013, Triangle prepaid $20.5 million in Small Business Administration (“SBA”)-guaranteed debentures that bore interest at a rate of 6.44%. As of March 31, 2013, the Company had outstanding non-callable, fixed-rate SBA-guaranteed debentures totaling $193.1 million with a weighted average interest rate of 4.07%. The Company has the ability to issue $31.3 million in additional SBA-guaranteed debentures.

Dividend and Distribution Information

On February 27, 2013, Triangle announced that its board of directors had declared a cash dividend of $0.54 per share, representing a 14.9% increase over the dividend the Company paid during the first quarter of 2012. This was the Company's twenty-fifth consecutive quarterly dividend since its initial public offering in February, 2007, and was the Company's fifteenth dividend increase. The dividend was payable as follows:

Record Date: March 13, 2013
Payment Date:     March 27, 2013

At the time of its IPO in February, 2007, Triangle adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend, stockholders who have not opted out of the DRIP will have their cash dividends automatically reinvested in additional shares of the Company's common stock, rather than receiving cash dividends.

When the Company declares and pays dividends, it determines the allocation of the distribution between current income, accumulated income and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”).  At each year end, the Company is required for tax purposes to determine the dividend allocation based on tax accounting principles.  Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes.

Recent Portfolio Activity

During the first quarter of 2013, Triangle made debt investments in six existing portfolio companies totaling approximately $8.5 million, and equity investments in two existing portfolio companies totaling approximately $1.8 million. Also during the first quarter of 2013, the Company received one loan repayment at par of approximately $5.8 million and received normal principal repayments and partial loan prepayments totaling approximately $2.0 million. In addition, we received proceeds related to the sale of certain equity securities totaling $1.5 million.

Subsequent to quarter-end, in May, 2013, the Company made a $7.6 million investment in Dyno Parent LLC (“Dyno”) consisting of subordinated debt and equity. Dyno is a supplier of sewing products and seasonal decorative products.

Conference Call to Discuss First Quarter 2013 Results

Triangle has scheduled a conference call to discuss first quarter 2013 operating and financial results for Thursday, May 9, 2013, at 9:00 a.m. ET.

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until May 13, 2013. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 35856577.

Triangle's quarterly results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until June 7, 2013.

About Triangle Capital Corporation
Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of investment structures with a primary focus on mezzanine financing with equity components. Triangle's investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle's investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million - $30.0 million per transaction in companies with annual revenues between $20.0 million and $200.0 million and EBITDA between $3.0 million and $25.0 million.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.
Forward Looking Statements
This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle's filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC's website at www.sec.gov and shareholders may receive a hard copy of the completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Contacts

Sheri Blair Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	March 31, 2013	December 31, 2012
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $571,951,156 and $565,737,092 at March 31, 2013 and December 31, 2012, respectively)	$587,495,700	$579,078,939
Affiliate investments (cost of $124,090,454 and $123,019,204 at March 31, 2013 and December 31, 2012, respectively)	123,444,532	123,408,445
Control investments (cost of $11,586,932 and $11,474,208 at March 31, 2013 and December 31, 2012, respectively)	4,585,685	4,315,339
Total investments at fair value	715,525,917	706,802,723
Cash and cash equivalents	37,041,674	72,300,423
Interest and fees receivable	4,131,647	2,650,178
Prepaid expenses and other current assets	593,736	403,123
Deferred financing fees	11,521,363	12,323,430
Property and equipment, net	56,583	55,535
Total assets	$768,870,920	$794,535,412
Liabilities:
Accounts payable and accrued liabilities	$1,707,249	$6,405,570
Interest payable	1,065,668	3,136,574
Taxes payable	234,796	3,210,989
Deferred income taxes	901,067	1,342,456
Notes	149,500,000	149,500,000
SBA-guaranteed debentures payable	193,148,838	213,604,579
Total liabilities	346,557,618	377,200,168
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 27,563,375 and 27,284,798 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively)	27,563	27,285
Additional paid-in-capital	404,748,852	403,322,097
Investment income in excess of distributions	6,714,859	6,783,161
Accumulated realized gains on investments	3,825,722	1,972,940
Net unrealized appreciation of investments	6,996,306	5,229,761
Total net assets	422,313,302	417,335,244
Total liabilities and net assets	$768,870,920	$794,535,412
Net asset value per share	$15.32	$15.30

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended
	March 31, 2013	March 31, 2012
Investment income:
Loan interest, fee and dividend income:
Non-Control / Non-Affiliate investments	$17,187,501	$12,963,602
Affiliate investments	2,963,029	2,717,149
Control investments	49,371	59,773
Total loan interest, fee and dividend income	20,199,901	15,740,524
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	3,250,548	2,587,267
Affiliate investments	958,379	654,233
Control investments	5,867	19,971
Total payment-in-kind interest income	4,214,794	3,261,471
Interest income from cash and cash equivalent investments	51,240	109,858
Total investment income	24,465,935	19,111,853
Expenses:
Interest and other debt financing fees	5,111,512	3,310,737
General and administrative expenses	4,120,958	3,607,267
Total expenses	9,232,470	6,918,004
Net investment income	15,233,465	12,193,849
Net realized gains:
Net realized gain on investments – Non-Control / Non-Affiliate	578,782	—
Net realized gain on investments – Affiliate	1,274,000	—
Net unrealized appreciation of investments	1,766,545	621,471
Total net gain on investments	3,619,327	621,471
Loss on extinguishment of debt	(412,673)	(205,043)
Income tax benefit (provision)	(20,303)	7,231
Net increase in net assets resulting from operations	$18,419,816	$12,617,508
Net investment income per share—basic and diluted	$0.56	$0.49
Net increase in net assets resulting from operations per share—basic and diluted	$0.67	$0.50
Dividends declared per common share	$0.54	$0.47
Weighted average number of shares outstanding—basic and diluted	27,433,290	25,075,300

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Three Months Ended	Three Months Ended
	March 31, 2013	March 31, 2012
Cash flows from operating activities:
Net increase in net assets resulting from operations	$18,419,816	$12,617,508
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(10,259,545)	(41,952,989)
Repayments received/sales of portfolio investments	9,274,946	8,253,844
Loan origination and other fees received	255,159	666,420
Net realized gain on investments	(1,852,782)	—
Net unrealized appreciation of investments	(1,325,156)	(768,682)
Deferred income taxes	(441,389)	147,211
Payment-in-kind interest accrued, net of payments received	(3,685,061)	(2,704,362)
Amortization of deferred financing fees	389,394	222,917
Loss on extinguishment of debt	412,673	205,043
Accretion of loan origination and other fees	(734,094)	(476,512)
Accretion of loan discounts	(396,661)	(374,341)
Accretion of discount on SBA-guaranteed debentures payable	44,259	43,629
Depreciation expense	9,172	7,349
Stock-based compensation	630,006	648,750
Changes in operating assets and liabilities:
Interest and fees receivable	(1,481,469)	(861,679)
Prepaid expenses	(190,613)	153,192
Accounts payable and accrued liabilities	(4,698,321)	(2,606,598)
Interest payable	(2,070,906)	(2,316,068)
Taxes payable	(2,976,193)	(1,198,973)
Net cash used in operating activities	(676,765)	(30,294,341)
Cash flows from investing activities:
Purchases of property and equipment	(10,220)	(9,656)
Net cash used in investing activities	(10,220)	(9,656)
Cash flows from financing activities:
Repayments of SBA-guaranteed debentures payable	(20,500,000)	(10,410,000)
Repayments of credit facility	—	(15,000,000)
Proceeds from notes	—	69,000,000
Financing fees paid	—	(2,230,237)
Proceeds from public stock offerings, net of expenses	—	77,248,074
Common stock withheld for payroll taxes upon vesting of restricted stock	—	(897,637)
Cash dividends paid	(14,071,764)	(11,760,385)
Net cash provided by (used in) financing activities	(34,571,764)	105,949,815
Net increase (decrease) in cash and cash equivalents	(35,258,749)	75,645,818
Cash and cash equivalents, beginning of period	72,300,423	66,868,340
Cash and cash equivalents, end of period	$37,041,674	$142,514,158
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,594,078	$5,289,789
Summary of non-cash financing transactions:
Dividends paid through DRIP share issuances	$797,027	$1,028,519